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                            STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement (this "Agreement") is entered into as of ____________, 1996, between Talbert Medical Management Holdings Corporation, a Delaware corporation (the "Buyer") and FHP International Corporation, a Delaware corporation (the "Seller").


                                    RECITALS

          WHEREAS, in connection with the Seller's merger (the "FHP Merger") with PacifiCare Health Systems, Inc. ("PacifiCare"), the Seller intends to sell its shares of common stock of Talbert Medical Management Corporation, a Delaware corporation ("TMMC"), and Talbert Health Services Corporation, a Delaware corporation ("THSC"), to the Buyer, which has been formed for the purpose of acquiring all of the capital stock of TMMC and THSC.

          WHEREAS, the Seller owns 2,767,500 shares of common stock, par value $.01 per share, of TMMC, and 545 shares of common stock, par value $.01 per share, of THSC, constituting 92.25% of the outstanding common stock of each of TMMC and THSC (the "Talbert Shares").

          WHEREAS, the Buyer has previously acquired 232,500 shares of common stock, par value $.01 per share, of TMMC and 45 shares of common stock, par value $.01 per share, of THSC, in each case constituting all outstanding shares of the common stock of each of TMMC and THSC not held by the Seller, pursuant to a Management Stock Exchange Agreement of even date herewith among the Buyer and the various management investors named herein.

          WHEREAS, the Seller desires to sell, and the Buyer desires to buy, the Talbert Shares for the consideration described herein.


                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the Seller and the Buyer hereby agree as follows:


                             ARTICLE 1.  DEFINITIONS

          SECTION 1.1 DEFINITIONS. In addition to the terms defined in the text hereof, for the purpose of this Agreement the following will have the following meanings:


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          "Agreement" means this Stock Purchase Agreement between the Buyer and the Seller as amended or supplemented.

          "Commission" means the Securities and Exchange Commission.

          "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restriction on transfer generally arising under any applicable federal or state securities law.


                          ARTICLE 2.  PURCHASE OF STOCK

          SECTION 2.1 PURCHASE OF STOCK BY BUYER. The Seller hereby sells, assigns, transfers and conveys to the Buyer all of the Seller's right, title and interest in and to, and its ownership of, the Talbert Shares in exchange for rights to purchase 2,767,500 shares of the Buyer's common stock, par value $.01 per share, that when issued will constitute 92.25% of the Buyer's outstanding common stock (the "Rights"), plus a note (the "Note") with a payoff amount equal to the proceeds of a fully subscribed offering of the Rights to the Seller's common and preferred stockholders in connection with the FHP Merger (the "Offering"). If the Offering is not fully subscribed, the Buyer will sell to the Seller all of its shares of common stock not subscribed for in the Offering in exchange for the cancellation of the remaining indebtedness under the Note.

          SECTION 2.2 CLOSING. The Buyer's purchase of the Talbert Shares as contemplated by this Agreement (the "Closing") will take place at the same place and on the same day as the closing of the FHP Merger (the "Closing Date").

          SECTION 2.3  CLOSING DELIVERIES.

               (a) BY THE SELLER. At the Closing, the Seller will deliver to the Buyer certificates evidencing the Talbert Shares. Each certificate will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of the Buyer and will be in a form acceptable for transfer on the books of TMMC and THSC.

               (b) BY THE BUYER. At the Closing, the Buyer will deliver to the Seller the Note. Certificates evidencing the Rights will be delivered directly to the Seller's common and preferred stockholders, as contemplated in the registration statement on Form S-1 filed with the Commission with respect to the Offering (the "Registration Statement").


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                          ARTICLE 3.  TAX CONSEQUENCES

          SECTION 3.1 IRC Section 338(h)(10) ELECTION. In connection with the purchase of the Talbert Shares, the Seller and the Buyer will discuss the possibility of an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended. No such election will be made by the Buyer and the Seller without the prior written consent of N-T Holdings, Inc., a Delaware corporation (the "Parent"), which consent will not be withheld unless there is an adverse effect on the Parent (including through an adverse effect on FHP).


                   ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

          SECTION 4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. In order to induce the Buyer to enter into this transaction, the Seller represents and warrants that the Seller owns all of the Talbert Shares beneficially and of record. All of the Talbert Shares are owned free and clear of any Encumbrance. The Buyer is acquiring good and marketable title to and complete ownership of the Talbert Shares, free of any Encumbrance.

          SECTION 4.2 BUYER'S REPRESENTATIONS AND WARRANTIES. In order to induce the Seller to enter into this transaction, the Buyer represents and warrants as follows:

          (a) CAPITALIZATION. The authorized capital of the Buyer consists of 15 million shares of common stock, par value $.01 per share, and 1.2 million shares of preferred stock, par value $.01 per share. There are presently 232,500 issued and outstanding shares of the Buyer's Common Stock. There are no outstanding options, warrants or other rights to purchase any equity securities of the Buyer.

          (b) RESTRICTIONS ON TRANSFER. The Buyer hereby acknowledges and agrees that the transfer of the Talbert Shares under this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified with the securities regulatory agency of any state and may not be resold or otherwise disposed of unless registered under the Act and qualified with the securities regulatory agency of any state that has jurisdiction over any such transfer or unless an exemption from such registration or qualification is available. The Buyer will transfer the Talbert Shares only in accordance with the applicable requirements of all federal and state securities laws. The Buyer acknowledges that the certificate(s) evidencing the Talbert Shares may bear a legend regarding restrictions on transfer.

          (c) RISK. The Buyer recognizes that investment in TMMC and THSC involves substantial risks, and it has taken full cognizance of and understands all of the risk factors related to the purchase of the Talbert Shares and its knowledge of TMMC and experience in financial and business matters is such that it is capable of evaluating the risks of an investment in the Talbert Shares.


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                ARTICLE 5.  CONDITIONS OF THE BUYER'S OBLIGATIONS

          The obligations of the Buyer under this Agreement are subject to the fulfillment of the following conditions at or prior to the Closing:

          SECTION 5.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of the Seller contained in Section 4.1 above are true and correct as of the date hereof, and will be true and correct on and as of the Closing Date.

          SECTION 5.2 CAPITAL CONTRIBUTION. The Seller will contribute to TMMC an amount of cash sufficient to increase TMMC's net worth to approximately $60 million (the "Capital Contribution"); provided that such amount shall not exceed $70 million. The Capital Contribution will be made by wire transfer of immediately available funds to an account in the name of TMMC.


               ARTICLE 6.  CONDITIONS OF THE SELLER'S OBLIGATIONS

          The obligations of the Seller under this Agreement are subject to the fulfillment of the following conditions at or prior to the Closing:

          SECTION 6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of the Buyer contained in Section 4.2 above are true and correct as of the date hereof, and will be true and correct on and as of the Closing Date.

          SECTION 6.2 REGISTRATION OF RIGHTS. The Registration Statement filed with the Commission by the Buyer with respect to the Offering will have been declared effective by the Commission.


                               ARTICLE 7.  GENERAL

          SECTION 7.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California disregarding conflict of law provisions.

          SECTION 7.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto, and incorporates all prior and contemporaneous discussions, agreements and understandings between the parties with respect to the subject matter hereof.

          SECTION 7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of both the Buyer and the Seller contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement.


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          SECTION 7.4  AMENDMENT AND MODIFICATIONS.  No amendment or other modification to this Agreement will be binding upon any party unless executed in writing by all parties hereto.

          SECTION 7.5 WAIVER. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

          SECTION 7.6 CAPTIONS. All captions in this Agreement are intended solely for the convenience of the parties, and none will be deemed to affect the meaning and construction of any provision of this Agreement.

          SECTION 7.7 COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts. Such counterparts will constitute one and the same agreement and will become effective when the counterparts have been signed by each party and delivered to the other party.

          SECTION 7.8 THIRD PARTY BENEFICIARY. The parties to this Agreement hereby acknowledge and agree that the Parent is an intended third party beneficiary of the rights of FHP under this Agreement, and in accordance therewith, is entitled to enforce or seek remedies with respect to any of such rights in law or in equity.


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          IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date provided first written above.


                              FHP INTERNATIONAL CORPORATION


                              By:  _________________________
                                   Westcott W. Price III
                                   President and Chief Executive
                                   Officer



                              TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION


                              By:  __________________________
                                   Jack D. Massimino
                                   President and Chief Executive
                                   Officer



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